Exhibit 10.5

IMMURON LIMITED.

CONSULTANCY AGREEMENT

THIS AGREEMENT IS MADE ON 01 April 2015

PARTIES

DAN PERES

Address: 9 Luriya St., Tel-Aviv 6314209 Israel (Consultant)

IMMURON LIMITED ABN 80 063 114 045 of Level 1, 18 Kavanagh Street, Southbank 3006 Victoria, Australia (Client)

AGREEMENTS

The Client engages the Consultant to provide the Services, and the Consultant accepts the engagement.

The terms of the engagement are set out in Annexures 1 and 2.

SIGNED AS AN AGREEMENT

Signed by Dr DAN PERES	Signed by IMMURON LIMITED

/s/ Dan Peres	/s/ Roger Aston
Signature of authorised person	Signature of authorised person

The Consultant	Chairman
Office held	Office held (if applicable)

DAN PERES	ROGER ASTON
Name of authorised person (print)	Name of authorised person (print)

IMMURON LIMITED.

ANNEXURE 1

1.	Services

“Services” means:

(a)	oversight the clinical trial, IMM-124E-2001, for the treatment of NASH (Non-alcoholic Steatohepatitis) as directed by the Client, which includes;

(i)	assist the Client in complying with their responsibilities as sponsor of the trial, as defined in the requirements of Good Clinical Practice, as specified and/or adopted by the TGA and the FDA from time to time;

(ii)	identifying, engaging and managing third party sub-contractors on behalf of the Client and at expense of the Client, including sites, laboratory and other testing service providers, monitoring and data management and statistical services; and

(iii)	project management of all the functions needed to support the clinical trial, including regulatory activities, formulation of product for development and manufacture and research for characterisation of IMM-124E,

(iv)	Personally visit and contact all PI”s in the trial on a regular basis to ensure consistent trial enrolment

(v)	To ensure the trial is completed within the timeframe mutually agreed upon by the parties and with an aim of saving of approximately $200,000 AUD or more on the existing cost base, when calculated for the expanded activity.

(vi)	To provide a fortnightly summary in the form of Attachment A to the Board of Directors on the performance of the Trial, together with activities associated with the trial.

(vii)	To provide a monthly budget against expenditure document to the Board of Directors.

(viii)	All communication and reports will be to the Board of Directors of the Client and all communication as well as instructions by the Board of Directors of the Company will be made by Mr. Peter Anasatasiou.

(b)	The Consultant will be actively involved in all other Client activities related to all pipeline products in the USA and elsewhere, including but not limited to: other clinical studies (e.g. diabetes), business development activities, meeting with stake holders promoting such products within the market etc.

(c)	Provide advice to the Client as agreed from time to time on topics not included in the preliminary scope of services.

The parties will mutually agree the manner of delivery of the Services as required from time to time. The Services are provided as directed by the Client. It is agreed that the Consultant will visit USA study sites on a regular basis as per his discretion and the availability of site staff. In case more than 6 trips will be required in a 12 months period, the consultant will request the approval of the Client for such visits. It is agreed that seating will be in Business Class in respect to all flights exceeding 5 hours.

The Client will undertake all responsibilities as sponsor for clinical trials and, as such, will enter into contracts with third parties for the delivery of the relevant Services and the Consultant will be listed as agent of the client in such contracts.

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The Consultant will be appointed as Senior VP of Innovation of the Client and in the event that the trial is completed within the timeframe mutually agreed upon by the parties and with saving of $200,000 AUD or more on re-calculated cost base for the expanded activity, and the consultant demonstrates a high level abilities in marketing, promotion and management of the Companies other products, then the Consultant shall be considered for the role CEO of the Company.

The Consultant shall be appointed as the CEO of NatShield on behalf of the Client, if acquired or invested by the Client

2.	Nominated Persons

The Consultant will introduce to the Client appropriately qualified personnel for the assistance in the delivery of the Services at a cost to the Client. It is hereby clarified that the Consultant will be requiring two persons in Israel, which will be contracted directly by the Client and payment will be executed directly by the Client or by a third party contracted for this purpose.

The Client acknowledges that a monthly sum of approximately US$ 9,500_shall be required for such personnel of the Client in Israel. Office rent and utilities shall be determined jointly and approved by the Client.

3.	Term

1 April 2015 to 30 April 2017

4.	Fees and Options

(a)	Fees (GST exclusive) $16,667 USD per month for a 9 hour 5 day per working week in respect to the Consultant Services only. The Fees and reimbursement of any expenses of the Consultant shall be transferred to the consultant bank account on the 1st day of each month.

(b)	In addition to the above Fees, the Consultant shall be entitled to receive 1,000,000 options to purchase shares of the Client, exercisable at any time up until they expire on the 1st April 2017 from the effective time of this agreement at a 0.5 AUD.

5.	Termination

This agreement can be terminated in writing by either party at any time with three months' notice.

ANNEXURE 2

TERMS

1.	Definitions and interpretation

1.1	Definitions

1.1.1	Where commencing with a capital letter:

Background Material means all material provided by the Client to the Consultant for the purpose of this agreement;

Contract Material means all material brought into existence for the purpose of providing the Services;

Intellectual Property means all patents, trade marks and designs (whether registered or not), copyright, know-how and trade secrets subsisting in the Contract Material or arising out of the provision of the Services;

Nominated Persons means the persons named in Annexure 1 and such other persons approved in writing by the Client to perform the work in respect of the Services on behalf of the Consultant;

Services means the services to be provided by the Consultant specified in Annexure 1; and

Term means the term specified in Annexure 1.

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IMMURON LIMITED.

1.1.2	Capitalised words which are not defined have the meaning given to them in Annexure 1.

1.1.3	Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

1.2	Presumptions of interpretation

Unless the context otherwise requires a word which denotes:

(a)	the singular denotes the plural and vice versa; and

(b)	a person includes an individual, a body corporate and a government.

1.2	Successors and assigns

A person includes the trustee, executor, administrator, successor in title and assign of that person. This clause must not be construed as permitting a party to assign any right under this agreement.

2.	Appointment of the Consultant

2.1	Appointment

The Client appoints the Consultant to provide the Services for the Term in accordance with the timetable agreed by the parties and on the terms set out in this agreement, and the Consultant accepts the appointment.

2.2	Nominated Persons

The Consultant:

(a)	must, subject to the terms of this agreement, cause only the Nominated Persons to perform the work in respect of the Services on behalf of the Consultant;

(b)	undertakes that the Nominated Persons will perform this work to the best of their skill and ability; and

3.	Obligations of the Consultant

3.1	Liaison

The Consultant must:

(a)	liaise with the Client in providing the Services; and

(b)	if requested by the Client, provide reasonable details of the Consultant’s proposed course of action and strategies,

for the purpose of enabling the Client to review the performance of the Consultant’s obligations under this agreement.

3.2	Comply with all laws

The Consultant must comply with all relevant laws when performing the Consultant’s obligations under this agreement.

3.3	Insurance

3.3.1	Client must hold professional indemnity insurance to insure Consultant and nominated persons.

4.	Fees and expenses

4.1	Fees

The Client must pay the Consultant for providing the Services the fees specified in Annexure 1.

4.2	Expenses

The Client must reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing the Services, provided that the Consultant gives the Client:

(a)	details of the expenses incurred, together with evidence acceptable to the Client of the incurring of those expenses; and

(b)	all assistance reasonably required by the Client to verify the expenses incurred.

(c)	Expenses include all the items listed as follow:

(i)	Nominated Persons as agreed

(ii)	Office including 12 months commitment of approximately 15000 USD annually + utilities

(iii)	Office equipment: laptop per employee (as required), printer etc.

(iv)	All travel expenses including flights, hotel, meals, hosting, etc.

(v)	iPhone purchase, cell phone bill including overseas calls.

(vi)	1 hour a week for accounting services.

4.3	Payment

The Client must, subject to this clause 4, pay the fees and expenses referred to in clause 4.1 as well as the fees to the nominated persons and office rent on the 1st of each month to the Consultant's bank account.

Payments in respect to expenses which are not constant shall be paid in the following manner:

(a)	the Consultant must after the end of each month provide to the Client an invoice setting out details of:

(i)	the Services provided, time worked and fees payable; and

(ii)	the expenses incurred, in that month; and

(b)	the Client must pay the invoice within 14 days after receipt of it.

4.4	GST

Unless otherwise indicated, amounts stated in this agreement do not include GST. In relation to any GST payable for a taxable supply by a party under this agreement, the recipient of the supply must pay the GST subject to the supplier providing a tax invoice. Terms used in this clause 4.4 which are defined in the GST Act have the same meaning as in the GST Act.

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5.	Confidentiality

5.1	Agreement terms

Neither party may, during or after the Term, except in the proper course of performance of this agreement, disclose to any person without the other party’s prior written consent the terms of this agreement.

5.2	Material

The Consultant must not, during or after the Term:

(a)	except in the proper course of performance of this agreement, disclose to any person without the Client’s prior written consent any Background Material or Contract Material; or

(b)	use or attempt to use any Background Material or Contract Material in any manner which may cause injury or loss to the Client or in any manner other than that contemplated by this agreement.

5.3	Exclusions

The obligations under clauses 5.1 and 5.2 do not apply to information which:

(a)	is lawfully in the public domain; or

(b)	is required to be disclosed by law; or

(c)	is independently developed by Consultant without reference to Client confidential information.

6.	Intellectual property

6.1	Assignment

The Consultant assigns all Intellectual Property to the Client as and when it is created.

6.2	Licence to the Consultant

The Client grants the Consultant a royalty free licence to use the Intellectual Property and the intellectual property rights in the Background Material for the purpose of enabling the Consultant to provide the Services.

7.	Warranty

The Consultant warrants that to the best of its knowledge the provision of the Services will not infringe any other person’s intellectual property rights and that the Client will be entitled to use the Contract Material without the consent of any other person.

8.	Material

8.1	Background Material

The Background Material remains the property of the Client and, on termination of this agreement, the Consultant must immediately return the Background Material and all copies of it to the Client.

8.2	Contract Material

On termination of this agreement, the Consultant must immediately deliver the Contract Material and all copies of it to the Client.

9.	Relationship of the parties

9.1	No partnership

Nothing contained in this agreement creates an agency, partnership, joint venture or employment relationship between the Client and the Consultant or any of their respective employees, agents or contractors.

9.2	No holding out

Neither party may hold itself out as being entitled to contract or accept payment in the name of or on account of the other party.

10.	Limitation of liability

10.1	Exclusion

The Consultant’s only liability is as expressly stated in this agreement and, to the extent permitted by law, all other liability is excluded.

10.2	Limitation

10.2.1	Company shall insure Consultant against liability on standard insurance policy for office holders. In no event will the Contractor be liable to the Client (whether in contract, tort or otherwise) for any consequential, special, incidental or indirect loss or damage including loss of profit (whether consequential, special, incidental or indirect) which may arise under or in connection with this agreement.

11.	Termination

11.1	By Client

The Client may terminate this Agreement by providing ninety (90) days written notice to the Consultant subject to the payment of fees attributable to the provision of the Services and costs and expenses reasonably incurred as at the date of termination.

11.2	Default

If a party (Defaulting Party):

(a)	goes into liquidation, has a receiver or receiver and manager appointed to it or any part of its assets, enters into a scheme of arrangement with creditors or suffers any other form of external administration;

(b)	fails, within 7 days after receipt of notice, to remedy any breach of its obligations under this agreement which is capable of remedy;

(c)	breaches any of its obligations under this agreement which is not capable of remedy; or

(d)	persistently breaches its obligations under this agreement,

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the other party may, by notice to the Defaulting Party, terminate this agreement and recover from the Defaulting Party all damages, losses, costs and expenses suffered by the other party.

12.	Dispute resolution

12.1	Dealing with disputes

12.1.1	The parties must, without delay and in good faith, attempt to resolve any dispute which arises out of or in connection with this agreement prior to commencing any proceedings.

12.1.2	If a party requires resolution of a dispute it must do so in accordance with the provisions of this clause 12 and the parties acknowledge that compliance with these provisions is a condition precedent to any entitlement to claim relief or remedy whether by way of proceedings in a court of law or otherwise in respect of such disputes.

12.2	Resolution by management

12.2.1	If a party requires resolution of a dispute it must immediately submit full details of the dispute to the Chairman of the Board of Directors of the Client or the Consultant.

12.2.2	If the dispute is not resolved within 1 month of submission of the dispute to them, or such other time as they agree, the provisions of clause 12.3 will apply.

12.3	Conciliation

12.3.1	Disputes must be submitted to conciliation in accordance with and subject to The Institute of Arbitrators and Mediators Australia Mediation and Conciliation Rules.

12.3.2	A party may not commence proceedings in respect of the dispute unless the dispute is not settled by conciliation within 1 month of submission to conciliation, or such other time as the parties agree.

12.3.3	Expenses for consolidation will be born on the client

13.	Miscellaneous

13.1	Notices

13.1.1	A notice under this agreement must be in writing and may be given to the addressee by:

(a)	delivering it to the address of the addressee;

(b)	sending it by pre-paid registered post to the address of the addressee; or

(c)	sending it by fax to the fax number of the addressee,

and the notice will be deemed to have been received by the addressee on receipt.

13.1.2	A fax is deemed to have been received on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the fax number of the addressee.

13.2	Amendment

This agreement may only be varied by the written agreement of the parties.

13.3	Assignment

Neither party may assign a right under this agreement without the prior written consent of the other party.

13.4	Entire agreement

13.4.1	This agreement embodies the entire understanding and agreement between the parties as to its subject matter.

13.4.2	All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this agreement are merged in and superseded by this agreement.

13.5	Consent

Where the consent or approval of a party is required under this agreement, the party must not unreasonably withhold consent or approval.

13.6	Waiver

A waiver under this agreement is not binding on a party unless it is in writing and signed by the party. A waiver is not a waiver of any other right.

13.7	Further assurance

Each party must promptly sign all documents and do all things that the other party from time to time reasonably requests to effect, perfect or complete this agreement and all transactions incidental to it.

13.8	Severance

Each of the agreements of the parties under this agreement is severable from the others and the severance of one agreement does not affect the other agreements.

13.9	Legal costs

The parties must each pay their own legal and other expenses relating directly or indirectly to the negotiation, preparation and signing of this agreement and all documents incidental to it.

13.10	Governing law and jurisdiction

13.10.1	This agreement is governed by and must be construed in accordance with the laws of Victoria, Australia.

13.10.2	Each party:

(a)	irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia and all courts which have jurisdiction to hear appeals from those courts; and

(b)	waives any right to object to proceedings being brought in those courts for any reason.

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Annexure 3: Bi-Weekly Reports

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